UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 4, 2017 (Date of earliest event reported)

U.S. GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

390 E Parkcenter Blvd, Ste 250, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Purchase Agreement between the Company and Lincoln Park Capital Fund, LLC

As previously disclosed, on January 22, 2016, the Company entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), pursuant to which the Company had the right, in the Company’s sole and absolute discretion, to sell to LPC up to ten million dollars ($10,000,000) worth of shares of the Company’s common stock, $0.001 par value per share (shares of the Company’s common stock being the “Common Shares,” and the Common Shares subject to such sale being the “Purchase Shares”) over the 30-month term of the Purchase Agreement.

The Purchase Agreement provided for an initial sale of $650,000 of Purchase Shares upon closing. During the quarter ended March 31, 2016 an additional $571,650 was raised under the LPC facility subsequent to the initial sale. No additional funds were raised since that time.

As consideration for entering into the Purchase Agreement, the Company issued to LPC, 362,115 Common Shares, valued at $0.62 per share (pre share consolidation). The purchase price of the Purchase Shares (excepting the initial Purchase Shares) were to be based on prevailing market prices of the Common Shares on or around the date of purchase. There was no upper limit on the price per Purchase Share that LPC could be obligated to pay under the Purchase Agreement but no Purchase Shares were to be sold to LPC at a price of less than $0.25 per Purchase Share.

On August 4, 2017, the Company delivered notice to LPC pursuant to the Purchase Agreement terminating the Purchase Agreement as it had no intention to conduct further sales under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, termination of the Purchase Agreement will be effective on August 8, 2017.

The summary of the terms of the Purchase Agreement set forth in this Current Report on Form 8-K is subject to, and qualified in its entirety by, the full text of the Purchase Agreement which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2016, and which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2017	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer and Secretary